                                                                     EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT

  BB&T Corporation, a North Carolina corporation, is a multi-bank holding company. The table below sets forth all of BB&T's subsidiaries as to State or Jurisdiction of Organization and Percentage of Voting Securities Owned as well as their relationship to BB&T. All of the subsidiaries listed below are included in the consolidated financial statements, and no separate financial statements are submitted for any subsidiary.

                                                                  PERCENTAGE
                                           STATE OR JURISDICTION  OF VOTING
SUBSIDIARY                                    OF ORGANIZATION    SHARES OWNED
----------                                 --------------------- ------------
Branch Banking and Trust Company.........     North Carolina         100%
BB&T Financial Corporation of South
 Carolina................................     South Carolina         100%
Branch Banking and Trust Company of South
 Carolina................................     South Carolina         100%(1)
BB&T Financial Corporation of Virginia...     Virginia               100%
Regional Acceptance Corporation..........     North Carolina         100%
Money 24, Inc............................     North Carolina         100%
Craigie, Incorporated....................     Virginia               100%
Phillips Factors Corporation.............     North Carolina         100%
Refloat, Incorporated....................     North Carolina         100%
Unified Investors Life Insurance
 Company.................................     Arizona                100%
BB&T Leasing Corp........................     North Carolina         100%(2)
Southern National Mortgage Company.......     North Carolina         100%(2)
BB&T Investment Services, Inc............     North Carolina         100%(2)
BB&T Insurance Services, Inc.............     North Carolina         100%(2)
Grey Eagle, Inc..........................     Delaware               100%(2)
BB&T Realty Investments, Inc.............     Virginia               100%(2)
Prime Rate Premium Finance Corporation,
 Inc.....................................     South Carolina         100%(2)
Agency Technologies, Inc.................     South Carolina         100%(2)
150 Corporation..........................     North Carolina         100%(2)
Farr Associates, Inc.....................     North Carolina         100%(2)
AutoBase Information Systems, Inc........     North Carolina          51%(2)
Workmen's Service Corp...................     North Carolina         100%(2,13)
First Savings Service Corp...............     North Carolina         100%(2,13)
Fay-Charl Corp...........................     North Carolina         100%(2,13)
Peoples Service Corp. of Thomasville.....     North Carolina         100%(2,13)
City Finance Company, Inc................     North Carolina         100%(2,13)
Guaranty Financial Services..............     North Carolina         100%(2,13)
CSB Financial Services, Inc..............     North Carolina         100%(2,13)
North Carolina Trustee Company...........     North Carolina         100%(2,13)
Davidson Financial, Inc..................     North Carolina         100%(2,13)
BT Financial Corporation.................     North Carolina         100%(2,13)
BB&T Investment Services of South
 Carolina, Inc...........................     South Carolina         100%(3)
Investor Services, Inc...................     South Carolina         100%(3)
The First Real Estate Group, Inc.........     South Carolina         100%(3,13)
FICORP of South Carolina.................     South Carolina         100%(3,13)
BB&T Realty Corporation..................     North Carolina         100%(3,13)
College Investments of South Carolina,
 Inc.....................................     South Carolina         100%(3,13)
College Investments of North Carolina,
 Inc.....................................     North Carolina         100%(3,13)
College Properties, Inc..................     South Carolina         100%(3,13)
Firstmark Development Corporation........     South Carolina         100%(3,13)
Branch Banking and Trust Company of
 Virginia................................     Virginia               100%(4)

                                                                PERCENTAGE
                                        STATE OR JURISDICTION   OF VOTING
SUBSIDIARY                                 OF ORGANIZATION     SHARES OWNED
----------                              ---------------------- ------------
Fidelity Federal Savings Bank.......... Virginia                   100%(4)
Virginia First Savings Bank............ Virginia                   100%(4)
Nexus Software, Inc.................... North Carolina              51%(5)
BB&T Real Estate Investment Trust,
 Inc................................... North Carolina             100%(6)
Regional Acceptance Investment
 Corporation of Nevada................. Nevada                     100%(7)
Rega Insurance Services, Inc........... North Carolina             100%(7)
Greenville Car Mart, Inc............... North Carolina             100%(7)
Regional Fidelity Limited.............. British Virgin Islands      99%(7)
Roanoke Fidelity Limited............... British Virgin Islands      99%(7)
Universal Fidelity Limited............. British Virgin Islands      99%(7)
Atlantic Financing Corporation......... Virginia                   100%(8)
Mountain Financial Corporation......... Virginia                   100%(8)
Security Federal Financing
 Corporation........................... Virginia                   100%(8)
Phillips Financial Corporation......... North Carolina             100%(9)
Sheffield Financial Corporation........ North Carolina             100%(10)
Southside Services Corp................ Virginia                   100%(11)
Century Title.......................... Virginia                   100%(11)
Freedom Financial...................... Virginia                   100%(11)
American Finance & Investment.......... Virginia                   100%(11)
Century Mortgage Inc................... Virginia                   100%(11)
Virginia First Investment Corp......... Virginia                   100%(11,13)
Colony Financial....................... Virginia                   100%(11,13)
Fidelity Service Corporation........... Virginia                   100%(12)
Southern International Corp............ North Carolina             100%(13)
BB&T Savings Corporation............... North Carolina             100%(13)

--------
(1)Owned by BB&T Financial Corporation of South Carolina
(2)Owned by Branch Banking and Trust Company (North Carolina)
(3)Owned by Branch Banking and Trust Company of South Carolina
(4)Owned by BB&T Financial Corporation of Virginia
(5)Owned by 150 Corporation
(6)Owned by BB&T Realty Investments, Inc.
(7)Owned by Regional Acceptance Corporation
(8)Owned by Craigie, Inc.
(9)Owned by Phillips Factors Corporation
(10)Owned by Refloat, Inc.
(11)Owned by Virginia First Savings Bank
(12)Owned by Fidelity Federal Savings Bank
(13)Inactive